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Exhibit 99(i)

FOR IMMEDIATE RELEASE                      CONTACTS:  MICHAEL L. SHERIFF
---------------------                                 CHIEF EXECUTIVE OFFICER
                                                      X-CHANGE CORPORATION
                                                      (972) 747-0051

                                                      GEORGE DECOURCY
                                                      CHIEF FINANCIAL OFFICER
                                                      (972) 747-0051

           X-CHANGE CORP. CLOSES ON $4.4 MILLION FINANCING COMMITMENT

         DALLAS, SEPTEMBER 4, 2007 - X-CHANGE CORPORATION (OTCBB: XCHC) through its wholly-owned subsidiary, AirGATE Technologies, Inc., is a leader in specialized wireless technologies, including RFID. The Company announced today it has secured a financing arrangement of $2.75 million with provisions to increase to $4.4 million subject to terms of the financing agreement.

The transaction with La Jolla Cove Investors is in addition to the Company's private placement from existing investors and together represents a total of up to $5.4 million in financing. This funding will enable the Company to expand AirGATE Technologies' sales and operations in order to fulfill its existing and new contracts and to meet the growing demand for AirGATE's products and services.

The funding will increase AirGATE's presence in the oil and gas industry as AirGATE prepares to deliver its downhole tool for oil exploration, a RFID system for tagging drill pipe, and additional "measurement while drilling" (MWD) applications. The increased funding will also allow AirGATE to step-up its efforts to deliver its other products to unique markets, including AirGATE's RFID enabled prison phone, its RFID-enabled child safety seat and AirGATE's product authentication system, GenuDOT.

"We are pleased to have this funding in place at this stage of our development as it demonstrates institutional commitment to our business plan," stated George DeCourcy, Chief Financial Officer. "We continue our discussions with other interested institutional investors."

ABOUT X-CHANGE AND AIRGATE TECHNOLOGIES
The X-Change Corporation was organized to seek merger or acquisition candidates. The company acquires interests in emerging technology opportunities that it believes will generate significant revenues and return a profit to shareholders. AirGATE Technologies, Inc., a wholly owned subsidiary of The X-Change Corporation, is a leading, end-to-end solution-based company specializing in wireless technologies based on RFID, surface acoustic wave ("SAW"), ultra-wideband ("UWB") and wireless sensor network technology. AirGATE provides its customers with a single point of contact that can take an idea from inception to a fully functional, cost effective product utilizing innovative design solutions and by the application of state-of-the-art materials, processes and manufacturing capabilities.

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FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks, including our need to raise capital, our dependence on strategic relationships with key suppliers and customers, our business model's dependence on widespread acceptance of RFID technology, our ability to develop recurring revenue streams and the competitiveness of the market in which we compete. These forward looking statements include statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects, future events and future results. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein.